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                                                                  EXHIBIT 21.1

                           UNITED INDUSTRIES CORPORATION
                      LIST OF SUBSIDIARIES OF THE REGISTRANT
                           YEAR ENDED DECEMBER 31, 2002


Each entity listed below is a subsidiary of the registrant formed in the state indicated parenthetically.


   Schultz Company (Missouri)
   WPC Brands, Inc. (Wisconsin)
   Sylorr Plant Corp. (Delaware)
   Ground Zero, Inc. (Missouri)